UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: June 16, 2011
Date of earliest event reported: April 6, 2011
HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4219	74-1339132

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

450 Park Avenue, 27th Floor,
New York, New York		10022

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 906-8555
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-99.1
EX-99.2

EXPLANATORY NOTE
     On April 6, 2011, Harbinger F&G LLC (formerly, Harbinger OM, LLC, “Harbinger F&G”), a Delaware limited liability company and wholly-owned subsidiary of Harbinger Group Inc. (the “Company”), a Delaware corporation, completed its acquisition of all of the outstanding shares of capital stock of Fidelity & Guaranty Life Holdings, Inc. (formerly, Old Mutual U.S. Life Holdings, Inc.) for $350 million pursuant to the First Amended and Restated Stock Purchase Agreement, dated as of February 17, 2011 (the “Purchase Agreement”), between Harbinger F&G and OM Group (UK) Limited.
     On April 11, 2011, the Company filed a Current Report on Form 8-K (the “Report”) stating that required historical financial statements and required pro forma financial information with respect to the acquisition would be filed by an amendment to the Report. This Form 8-K/A amends the Report to provide the required financial information. This Report should be read in conjunction with the Company's filings made with the Securities and Exchange Commission, including, without limitations, the risks factors contained in such filings.
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
See Exhibit 99.1.
(b) Pro forma financial information.
See Exhibit 99.2
(d) Exhibits
99.1 Historical financial statements
99.2 Pro forma financial information

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 16, 2011

HARBINGER GROUP INC.
By:	/s/ Francis T. McCarron
	Name:	Francis T. McCarron
	Title:	Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
99.1	Historical financial information

99.2	Pro forma financial information

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